UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 28, 2005
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2005, Novell, Inc. (“Novell”) entered into an employment arrangement with Jeffrey M. Jaffe, who will serve as Executive Vice President of Worldwide Product Business Units and Technology. The arrangement provides for an annual base salary of $450,000 and a signing bonus of $300,000. Mr. Jaffe will receive $600,000 if he remains employed by Novell for one year unless Novell terminates his employment for cause or he resigns. Mr. Jaffe is eligible to participate in Novell's Executive Bonus Program with an annual target bonus of 100% of his base salary if performance goals are met, with 50% of his bonus for his first year of employment guaranteed. On November 28, 2005, Mr. Jaffe received a grant of 300,000 stock options with an exercise price of $7.93 per share, 100,000 of which vest over four years, and 200,000 of which vest when certain performance goals are satisfied. Mr. Jaffe also received the right to purchase 100,000 shares of restricted common stock for a purchase price of $.10 per share, which vest over three years. Mr. Jaffe will also receive a lump sum after-tax cash payment equal to $75,000 to compensate him for relocating to Waltham, Massachusetts, with the entire before-tax cash value repayable if Novell terminates his employment for cause or he resigns within one year.

Additionally, on November 28, 2005, Novell entered into a severance agreement with Mr. Jaffe that addresses his benefits in the event of an involuntary termination from Novell. Generally, in the event of involuntary termination of Mr. Jaffe's employment without cause in the absence of a change in control, the agreement will provide the following benefits: (i) payment by Novell of one and one-half of Mr. Jaffe's base salary; (ii) a prorated bonus for the year of termination; (iii) twelve months of continued health and dental coverage; (iv) accelerated vesting of that portion of Mr. Jaffe's outstanding stock options, if any, that would have vested within the one year period following the date of his termination; (v) accelerated vesting of the portion of Mr. Jaffe's outstanding restricted common stock, if any, that would have vested within the one year period from the date of his termination; and (vi) reimbursement for outplacement benefits that are actually provided, not to exceed 20% of Mr. Jaffe's base salary.

The severance agreement also provides that in the event of an involuntary termination without cause in connection with a change in control of Novell, Mr. Jaffe will receive the following benefits: (i) payment by Novell of two times Mr. Jaffe's base salary and target bonus; (ii) a prorated bonus for the year of termination; (iii) 24 months of continued health and dental coverage; (iv) a lump sum cash payment of what Novell would have paid as matching contributions under the Novell 401(k) plan for 24 months after Mr. Jaffe's termination date; (v) payment of certain legal fees; (vi) outstanding restricted common stock, if any, and other equity rights, if any, will become fully vested; (vii) outstanding stock options, if any, will become fully vested; (viii) a lump sum payment equal to 20% of Mr. Jaffe's base salary which may be used to cover the costs of outplacement assistance; and (ix) if the payments provided to Mr. Jaffe exceed the amount that triggers the excise tax under section 4999 of the Tax Code by more than 10%, the payments will be grossed-up. Additionally, the agreement contains non-competition and non-solicitation provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: December 2, 2005	By /s/ Joseph A. LaSala, Jr. (Signature) Senior Vice President, General Counsel and Secretary (Title)